SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 26, 2004

                              CINEMAELECTRIC, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                0-32205                87-0666021
(State or other jurisdiction    (Commission File         (IRS Employer
      of incorporation)              Number)            Identification No.)



    1201 W. Fifth Street, Suite #130, Los Angeles, California      90017
          (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (213) 534-3400

                             BRENEX OIL CORPORATION
          (Former name or former address, if changed since last report)




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Item 5. Other Events and Regulation FD Disclosure.

     Effective March 26, 2004, Brenex Oil Corporation (now known as CinemaElectric, Inc.) changed its state of incorporation from Utah to Delaware. The change in our state of incorporation was approved by our shareholders at a special meeting of shareholders held on December 29, 2003.

     The reincorporation in the state of Delaware was accomplished by the merger of our company (which was then called Brenex Oil Corporation) with and into CinemaElectric, Inc., a Delaware corporation and our wholly-owned subsidiary which was the surviving corporation in the merger. The reincorporation will not result in any change in our headquarters, business, jobs, management, location of offices or facilities, number or responsibilities of employees, assets, liabilities or net worth. Our common stock will continue to trade on the OTC Bulletin Board under the symbol CINM.OB. Shareholders will not be required to undertake a mandatory exchange of their shares. Certificates for the old Brenex shares automatically represent an equal number of shares of CinemaElectric.

     The shares of CinemaElectric, Inc. are deemed registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Act") by operation of Rule 12g-3(a) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 CINEMAELECTRIC, INC.
                                                    (Registrant)


                                       By: /s/ James F. Robinson
                                           ------------------------------------
                                           James F. Robinson, President and CEO

Dated: April 1, 2004



                                  EXHIBIT INDEX

Exhibit   Description Number
-------   ------------------
No.
---
2.1       Certificate of Merger